Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information presents the historical financial statements of AECOM (the “Company”) after giving effect to the divestiture of Management Services (“MS”) and adjustments described in the accompanying notes. The following unaudited pro forma condensed financial information is prepared in accordance with Article 11 of Regulation S-X (“Article 11”). The unaudited pro forma adjustments reflecting the divestiture have been prepared to illustrate how the divestiture might have affected the historical financial statements of the Company had the transaction been consummated at an earlier date. The unaudited pro forma condensed balance sheet as of September 30, 2019 shows the Company’s statement of financial position as if the divestiture had occurred on September 30, 2019. The unaudited pro forma condensed statements of operations for the years ending September 30, 2019, September 30, 2018, and September 30, 2017 reflect the divestiture as if it had occurred on October 1, 2016, the beginning of the earliest period presented.

The unaudited pro forma condensed financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements; and

•	the separate historical consolidated financial statements of AECOM as of and for the three year period ended September 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2019.

The unaudited pro forma condensed financial information is provided for informational purposes only and is not necessarily indicative of and does not purport to represent the financial condition or operating results that would have occurred if the divestiture had been completed as of the dates set forth above, nor is it indicative of the future results of AECOM. In connection with the preparation of the unaudited pro forma condensed financial information, AECOM did not give effect to the potential impact of current financial conditions, debt refinance, share repurchases, operating efficiencies or cost savings that may result from the divestiture or certain other actions that may be undertaken by AECOM following the divestiture. Furthermore, the unaudited pro forma condensed statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the divestiture as described in the notes to the unaudited pro forma condensed financial information. AECOM’s actual financial position and results of operation may differ materially from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Balance Sheet

(dollars in millions, except per share amounts)

	Historical
	As of	As of			As of
	Sept 30, 2019	Sept 30, 2019			Sept 30, 2019
	AECOM	Sale of MS 2(e)	Pro Forma Adjustments	Notes	Pro Forma
Assets
CURRENT ASSETS:
Total cash and cash equivalents	$1,080.4	$(76.8)	$1,067.6	2(a)	$2,071.2
Accounts receivable--net	3,517.1	(219.8)	155.0	2(b)	3,452.3
Contract assets	2,260.6	(348.0)	-		1,912.6
Prepaid expenses and other current assets	627.4	(46.6)	-		580.8
Income taxes receivable	49.1	-	-		49.1
TOTAL CURRENT ASSETS	7,534.6	(691.2)	1,222.6		8,066.0
PROPERTY AND EQUIPMENT-NET	559.4	(45.4)	-		514.0
DEFERRED TAX ASSETS-NET	245.3	-	-		245.3
INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES	405.2	(59.6)	-		345.6
GOODWILL	5,275.3	(1,696.5)	-		3,578.8

INTANGIBLE ASSETS-NET	233.0	(82.9)	-		150.1

OTHER NON-CURRENT ASSETS	208.8	(32.3)	-		176.5

TOTAL ASSETS	$14,461.6	$(2,607.9)	$1,222.6		$13,076.3

Liabilities and Stockholder’s Equity
CURRENT LIABILITIES:
Short-term debt	47.8	-	-		47.8
Accounts payable	2,954.7	(272.7)	-		2,682.0
Accrued expenses and other current liabilities	2,390.4	(324.1)	-		2,066.3
Income taxes payable	59.6	-	-		59.6
Contract liabilities	939.9	(10.7)	-		929.2
Current portion of long-term debt	69.4	(9.6)	(27.3)	2(c)	32.5
TOTAL CURRENT LIABILITIES	6,461.8	(617.1)	(27.3)		5,817.4
OTHER LONG-TERM LIABILITIES	304.5	(21.5)	-		283.0
Deferred tax liabilities	4.3	(7.6)	-		(3.3)
Pension and post-retirement benefit obligations	505.8	(98.1)	-		407.7
LONG-TERM DEBT	3,285.8	(29.2)	(1,142.9)	2(c)	2,113.7

TOTAL LIABILITIES	10,562.2	(773.5)	(1,170.2)		8,618.5

COMMITMENTS AND CONTINGENCIES

AECOM STOCKHOLDERS' EQUITY
Common stock	1.6	-	-		1.6
Additional paid-in capital	3,953.7	346.2	-		4,299.9
Accumulated other comprehensive income	(864.2)	108.9	-		(755.3)
Retained Earnings	599.5	(2,221.4)	2,392.8	2(d)	770.9

TOTAL AECOM STOCKHOLDERS' EQUITY	3,690.6	(1,766.3)	2,392.8		4,317.1
Noncontrolling interests	208.8	(68.1)	-		140.7
TOTAL STOCKHOLDERS' EQUITY	3,899.4	(1,834.4)	2,392.8		4,457.8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,461.6	$(2,607.9)	$1,222.6		$13,076.3

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed financial information.

Unaudited Pro Forma Condensed Statement of Operations

For the Twelve Months Ended September 30, 2019

(dollars in millions, except per share amounts)

	Historical
	Twelve Months Ended	Twelve Months Ended			Twelve Months Ended
	September 30, 2019	September 30, 2019			September 30, 2019
	AECOM	Sale of MS 2(h)	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$20,173.3	$(4,055.4)	-		$16,117.9
Cost of revenue	19,359.9	(3,857.7)	-		15,502.2
Gross profit	813.4	(197.7)	-		615.7
Equity in earnings of joint ventures	81.0	(8.8)	-		72.2
General and administrative expenses	(148.1)	-	-		(148.1)
Restructuring costs	(95.4)	-	-		(95.4)
(Loss) gain on disposal activities	(10.4)	-	-		(10.4)
Impairment of long-lived assets, including goodwill	(615.4)	-	-		(615.4)
Acquisition and integration expenses	-	-	-		-
Income from operations	25.1	(206.5)	-		(181.4)
Other income	16.8	(2.9)	-		13.9
Interest expense	(226.0)	15.4	62.7	2(f)	(147.9)
Loss before income tax benefit	(184.1)	(194.0)	62.7		(315.4)
Income tax benefit	(0.1)	(37.2)	13.2	2(g)	(24.1)
Net loss	(184.0)	(156.8)	49.5		(291.3)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(77.1)	37.2	-		(39.9)
Net loss attributable to AECOM	$(261)	$(119.6)	49.5		$(331.2)
Net loss attributable to AECOM per share
Basic	$(1.66)				$(2.11)
Diluted	$(1.66)				$(2.11)
Weighted average shares outstanding (shares in thousands)
Basic	157,044				157,044
Diluted	157,044				157,044

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed financial information.

Unaudited Pro Forma Condensed Statement of Operations

For the Twelve Months Ended September 30, 2018

(dollars in millions, except per share amounts)

	Historical
	Twelve Months Ended	Twelve Months Ended			Twelve Months Ended
	September 30, 2018	September 30, 2018			September 30, 2018
	AECOM	Sale of MS 2(i)	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$20,155.5	$(3,617.1)	-		16,538.4
Cost of revenue	19,504.9	(3,449.2)	-		16,055.7
Gross profit	650.6	(167.9)	-		482.7
Equity in earnings of joint ventures	81.1	(28.6)	-		52.5
General and administrative expenses	(135.7)	-	-		(135.7)
Loss gain on disposal activities	(2.9)	-	-		(2.9)
Impairment of long-lived assets, including goodwill	(168.2)	-	-		(168.2)
Income from operations	424.9	(196.5)	-		228.4
Other income	20.1	-	-		20.1
Interest expense	(267.5)	26.1	52.9	2(f)	(188.5)
Income before income tax benefit	177.5	(170.4)	52.9		60.0
Income tax benefit	(19.7)	(64.2)	13.0	2(g)	(70.9)
Net income	197.2	(106.2)	39.9		130.9
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(60.7)	29.4	-		(31.3)
Net income attributable to AECOM	$136.5	$(76.8)	39.9		99.6
Net income attributable to AECOM per share
Basic	$0.86				$0.63
Diluted	$0.84				$0.61
Weighted average shares outstanding (shares in thousands)
Basic	159,101				159,101
Diluted	162,261				162,261

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed financial information.

Unaudited Pro Forma Condensed Statement of Operations

For the Twelve Months Ended September 30, 2017

(dollars in millions, except per share amounts)

	Historical
	Twelve Months Ended	Twelve Months Ended			Twelve Months Ended
	September 30, 2017	September 30, 2017			September 30, 2017
		Sale of MS	Pro Forma
	AECOM	(j)	Adjustments	Notes	Pro Forma

Revenues	$18,203.4	$(3,256.6)	-		$14,946.8
Cost of revenue	17,519.7	(3,063.9)	-		14,455.8
Gross profit	683.7	(192.7)	-		491.0
Equity in earnings of joint ventures	141.6	(45.2)	-		96.4
General and administrative expenses	(133.4)	-	-		(133.4)
Gain on disposal activities	0.6	-	-		0.6
Acquisition and integration expenses	(38.7)	-	-		(38.7)
Income from operations	653.8	(237.9)	-		415.9
Other income	6.7	-	-		6.7
Interest expense	(231.3)	32.2	60.7	2(f)	(138.4)
Income before income tax expense	429.2	(205.7)	60.7		284.2
Income tax expense (benefit)	7.7	(58.2)	21.2	2(g)	(29.3)
Net income	421.5	(147.5)	39.5		313.5
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(82.1)	58.6	-		(23.5)
Net income attributable to AECOM	$339.4	$(88.9)	$39.5		$290.0
Net income attributable to AECOM per share
Basic	$2.18				$1.86
Diluted	$2.13				$1.82
Weighted average shares outstanding (shares in thousands)
Basic	155,728				155,728
Diluted	159,135				159,135

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed financial information.

1. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the divestiture, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates and have been prepared to illustrate the estimated effect of the divestiture. The pro forma financial information is presented for illustrative purposes only and is not intended to reflect or be indicative of AECOM’s consolidated results of operations or financial position had the divestiture occurred as of the dates presented and should not be taken as a representation or projection of AECOM’s future consolidated results of operations or financial condition. The pro forma adjustments described below were based on management’s assumptions and estimates, including assumptions relating to consideration received.

AECOM’s historical results are derived from its audited balance sheet as of September 30, 2019, and audited statements of operations for the years ended September 30, 2019, September 30, 2018, and September 30, 2017.

Description of the Divestiture

On October 12, 2019, AECOM entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Maverick Purchaser Sub, LLC (“Purchaser”), an affiliate of American Securities LLC (“American Securities”) and Lindsay Goldberg LLC (“Lindsay Goldberg”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, on January 31, 2020, AECOM and Purchaser completed the transactions contemplated by the Purchase Agreement and AECOM transferred the assets and liabilities constituting its Management Services business (“MS”) to Purchaser for a closing purchase price of approximately $2.405 billion, subject to customary post-closing cash, debt and working capital adjustments (the “Transaction”). The Purchase Agreement and the Transaction were unanimously approved by the Board of Directors of AECOM.

The purchase price for the Transaction described above includes contingent consideration of approximately $150 million attributable to certain claims related to MS’s prior work and engagements.

2. Notes to Unaudited Pro Forma Adjustments

(a)	Represents the anticipated cash proceeds from closing the Transaction, net of repayment of AECOM’s term loans. The net adjustment for cash is as follows:

(dollars in millions)	Total
Estimated cash proceeds from the Transaction	2,249.8
Less: Estimated cash used to settle Term Loans	(1,182.2)
Net cash adjustment	1,067.6

(b)	Represents the recognition of $155 million of contingent consideration to be received from the Purchaser attributable to certain claims related to the Business’s prior work and engagements.

(c)	Represents the required repayments of the term loans, net of associated deferred financing costs.

(d)	Represents the net change to retained earnings reflecting the after-tax gain on the sale, net of transaction costs and write off of deferred financing costs related to the repayment of the term loans. No adjustment has been made to the sale proceeds to give effect to any potential adjustments under the terms of the Purchase Agreement.

(e)	Represents the historical balances of the Management Services business at September 30, 2019.

(f)	Represents the elimination of interest expense due to the assumed repayment of the term loan.

(g)	Represents the tax effect of the elimination of term loan interest expense assuming a statutory tax rate of 21%, 24.5%, 35% for the years ending September 30, 2019, 2018, and 2017, respectively.

(h)	Represents the historical results of operations of the Management Services business for the year ending September 30, 2019.

(i)	Represents the historical results of operations of the Management Services business for the year ending September 30, 2018.

(j)	Represents the historical results of operations for the Management Services business for the year ending September 30, 2017.